UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2010

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Ghost Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	00-31705	91-2007477
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd., Suite 403, Aventura, FL 33180
 (Address of Principal Executive Office) (Zip Code)

(786) 923-5954
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 17, 2010, Ghost Technology, Inc. (the “Company”) entered into a Technology Service Agreement (the “Agreement”) with Ghost Technology SpA (“SpA”).  Under the Agreement, SpA will exclusively provide all of the management and operation functions for the Company’s Defender technology for a period of six years.  Additionally, SpA will install 50,000 televisions with the technology.  In consideration for managing the technology, the Company will pay SpA a usage fee based on monthly performance and will issue it 3,000,000 fully vested shares of the Company’s common stock.  SpA is controlled by Esterino Castellazzi, a director and executive officer of the Company.

Item 3.02                      Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The shares were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided under Regulation S.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

By:	/s/ Gianfranco Gracchi
Gianfranco Gracchi Chief Executive Officer

Date:  November 22, 2010

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